PREMARK INTERNATIONAL, INC.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)

  The unaudited Pro Forma Consolidated Balance Sheet as of March 30, 1996 and the Pro Forma Consolidated Statement of Income for the 13 weeks ended March 30, 1996 and the year ended December 30, 1995, present the consolidated financial position and results of operations of Premark assuming that the transactions contemplated by the Distribution had been completed as of March 30, 1996 and as of the beginning of 1995, respectively. In the opinion of management, they include all material adjustments necessary to restate Premark's historical results. The adjustments required to reflect such assumptions are described in
Note 2 of the Notes to the Pro Forma Consolidated Financial Information (Unaudited) and are set forth in the "Pro Forma Adjustments" columns.

  The unaudited Pro Forma Consolidated Financial Information of Premark should be read in conjunction with the historical financial statements of Premark included in its 1995 annual report to shareholders, copies of which are available from Premark. The pro forma information is presented for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been for Premark had the Distribution occurred as assumed herein, or had Tupperware been operated as a separate, stand-alone company during the periods shown.

                          Premark International, Inc.
             Pro Forma Consolidated Statement of Income (Unaudited)

                                        13 Weeks Ended March 30, 1996        Years Ended December 30, 1995
- --------------------------------------- ------------------------------------ -------------------------------------
                                                    Pro Forma                            Pro Forma
(In millions, except per share amounts) Historical Adjustments     Pro Forma Historical
Adjustments      Pro Forma
- --------------------------------------- ---------- --------------- --------- ---------- ---------------- ---------
Net sales..............................    $528.7         $-         $528.7   $2,213.4          $-       $2,213.4
                                        ---------- --------------- ---------
                                        ---------- ---------------- ---------
Costs and expenses
Cost of products sold..................     340.7          -          340.7    1,420.9           -        1,420.9
Delivery, sales, and administra-
tive expense...........................     163.6          -          163.6      648.0           -          648.0
Interest expense.......................       5.7        (3.3)(2a)      2.4       26.6        (10.3)(2a)     16.3
Interest income........................      (0.2)         -           (0.2)      (2.0)          -           (2.0)
Other expense, net.....................      (0.1)         -           (0.1)      (0.4)          -           (0.4)
                                        ---------- --------------- ---------
                                        ---------- ---------------- ---------
Total costs and expenses...............     509.7        (3.3)        506.4    2,093.1        (10.3)      2,082.8

                                        ---------- --------------- ---------
                                        ---------- ---------------- ---------
Income before income taxes.............      19.0         3.3          22.3      120.3         10.3         130.6
Provision for income taxes.............       7.2         1.2 (2b)      8.4       41.4          4.0 (2b)     45.4
                                        ---------- --------------- ---------
                                        ---------- ---------------- ---------
Income from continuing operations......    $ 11.8       $ 2.1        $ 13.9     $ 78.9        $ 6.3        $
85.2
                                        ========== =============== =========

                                        ========== ================ =========
Income from continuing operations
per common and common
equivalent share.......................    $ 0.19                    $ 0.22     $ 1.24                     $ 1.34
                                        ==========                 =========
                                        ==========                  =========

See "Notes to the Pro Forma Consolidated Financial Information (Unaudited)."



                          Premark International, Inc.

                Pro Forma Consolidated Balance Sheet (Unaudited)
                              As of March 30, 1996

                                                                            Pro Forma
(In millions)                                                  Historical  Adjustments      Pro Forma
                                                               ---------- ----------------- ---------
Assets
Cash and cash equivalents.....................................    $ 18.1       $ 131.9 (2a)  $ 150.0
Accounts and notes receivable, net............................     340.5            -          340.5
Inventories...................................................     353.8            -          353.8
Recoverable income taxes......................................      12.7            -           12.7
Deferred income tax benefits..................................      74.9            -           74.9
Prepaid expenses..............................................      47.0            -           47.0
                                                               ---------- ----------------- ---------
Total current assets..........................................     847.0         131.9         978.9
                                                               ---------- ----------------- ---------
Property, plant, and equipment, net...........................     422.8            -          422.8
Intangibles, net..............................................     167.2            -          167.2
Other assets..................................................      75.0                        75.0
Net assets of discontinued operations.........................     471.8        (296.9)(2a)       -
                                                                                (174.9)(2c)
                                                               ---------- ----------------- ---------
Total assets..................................................  $1,983.8       $(339.9)     $1,643.9
                                                               ========== ================= =========
Liabilities and shareholders' equity
Accounts payable..............................................     $96.2            $-         $96.2
Short-term borrowings and current portion of long-term debt...     165.0        (165.0)(2a)       -
Accrued liabilities...........................................     350.5            -          350.5
                                                               ---------- ----------------- ---------
Total current liabilities.....................................     611.7        (165.0)        446.7
                                                               ---------- ----------------- ---------
Long-term debt................................................     121.6            -          121.6
Accrued postretirement benefit cost...........................     121.8            -          121.8
Other liabilities.............................................      91.4            -           91.4
Shareholders' equity:
Preferred stock...............................................        -             -             -
Common stock..................................................      69.0            -           69.0
Capital surplus...............................................     590.3        (222.4)(2c)    367.9
Retained earnings.............................................     751.7         (74.2)(2c)    677.5
Treasury stock................................................    (240.4)           -         (240.4)
Restricted stock..............................................      (1.5)           -           (1.5)
Cumulative foreign currency adjustments.......................    (131.8)        121.7 (2c)    (10.1)
                                                               ---------- ----------------- ---------
Total shareholders' equity....................................   1,037.3        (174.9)        862.4
                                                               ---------- ----------------- ---------
Total liabilities and shareholders' equity....................  $1,983.8       $(339.9)     $1,643.9
                                                               ========== ================= =========


See "Notes to the Pro Forma Consolidated Financial Information (Unaudited)."



                          PREMARK INTERNATIONAL, INC.

           NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)

Note 1.

  The accompanying unaudited Pro Forma Consolidated Financial Information reflects all adjustments which, in the opinion of management, are necessary to present a fair statement of the financial position and results of operations. This information does not include certain disclosures required under generally accepted accounting principles and, therefore, should be read in conjunction with Premark's historical financial statements and notes thereto.

Note 2.

  The pro forma adjustments to the accompanying financial information as of and for the 13 weeks ended March 30, 1996, and for the year ended December 30, 1995 are described below:

  (a) To record the receipt of a $284.9 million Special Dividend from Dart Industries Inc. ("Dart"), a subsidiary of Tupperware, and the funding by Tupperware of 65% ($12.0 million) of the amount necessary to pay the dividend declared on Premark Common Stock on May 1, 1996 and the associated increase in cash and decrease in debt and interest expense. Interest expense assumed to be avoided is equal to the average amount of short-term borrowings actually outstanding during the periods at their weighted average interest rates.

  (b) To record the estimated income tax expense on the income effect of pro forma adjustment (a) above at the combined federal, state, and local income tax rate of 39%.

  (c) To record the Distribution of Premark's 100% equity interest in Tupperware to Premark's shareholders.

Note 3.

  Per share information is based upon the 63.2 million and 63.8 million common and common equivalent shares reflected in Premark's consolidated statement of income for the 13 weeks ended March 30, 1996, and the year ended December 30, 1995, respectively. When the Distribution is completed, it is expected that the outstanding options to purchase Premark Common Stock, which are held by Premark officers and employees, will continue to be solely for the purchase of Premark Common Stock, and that options held by Tupperware officers and employees will be converted to options to purchase solely Tupperware Common Stock. The number of Premark shares under option and their exercise prices will be set in a manner that will maintain in the aggregate the excess of market value over exercise price of the existing options immediately prior to the Distribution. The number of common and common equivalent shares used to compute earnings per share after the Distribution will depend on the market price of Premark's Common Stock at that time, but is expected to be higher than 63.2 million.